Exhibit 99.3


                        MEADOWCROFT ASSOCIATES INC.
                            Investment Bankers
                           119 Riverside Avenue
                          Westport, CT 06880-4605


John H. Laeri, Jr.                                      TEL:  (203) 454-0144
    Chairman                                            FAX:  (203) 222-8431
                                                     E-MAIL:  JLAERI@ADL.COM


                             November 23, 2002


BY FACSIMILE
(309) 633-2693
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ROHN Industries, Inc.
6718 West Plank Road
Peoria, Illinois 61604
Attention:  Board of Directors

          RE:  Resignation
               -----------

Gentlemen:

     Attached is my signed written notice of resignation as a Director of ROHN Industries, Inc. It is effective upon receipt. Notwithstanding my resignation, and the resignation as a ROHN Director of my fellow Trustee of the UNR Asbestos-Disease Claims Trust, the Trust strongly desires to participate, in its capacity as ROHN's majority stockholder, in the consideration, structuring and negotiation of the proposed transactions. We believe that it is to the mutual advantage of ROHN and the Trust that Trust representatives meet with the ROHN Board so that any transaction, if effected, can be effected in a timely, and tax-efficient, manner.

                                        Sincerely,


                                        /s/ John H. Laeri, Jr.
                                        ----------------------------------
                                                John H. Laeri, Jr.

Copies:  Thomas Christopher, Esq.
         Kevin E. Irwin, Esq.